Investor Presentation November 2021

2 Forward Looking Statements This document includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha's control. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: • the effects of the COVID-19 pandemic on our operations and the world economy; • the financial performance of the company; • our liquidity, results of operations and financial condition; • our ability to generate sufficient cash or obtain financing to fund our business operations; • depressed levels or declines in coal prices; • worldwide market demand for coal, steel, and electricity, including demand for U.S. coal exports, and competition in coal markets; • changes in domestic or international environmental laws and regulations, and court decisions, including those directly affecting our coal mining and production, and those affecting our customers’ coal usage, including potential climate change initiatives; • our ability to obtain financing and other services, and the form and degree of these services available to us, which may be significantly limited by the lending, investment and similar policies of financial institutions and insurance companies regarding carbon energy producers and the environmental impacts of coal combustion; • our ability to obtain or renew surety bonds on acceptable terms or maintain our current bonding status; • our ability to meet collateral requirements; • the imposition or continuation of barriers to trade, such as tariffs; • reductions or increases in customer coal inventories and the timing of those changes; • our production capabilities and costs; • inherent risks of coal mining beyond our control; • changes in the ownership of our equity may significantly further reduce the annual amount of the net operating loss and other carryforwards available to be utilized; • changes in, interpretations of, or implementations of domestic or international tax or other laws and regulations, including the Tax Cuts and Jobs Act and its related regulations; • our ability to self-insure certain of our black lung obligations without a significant increase in required collateral; • our relationships with, and other conditions affecting, our customers, including the inability to collect payments from our customers if their creditworthiness declines; • changes in, renewal or acquisition of, terms of and performance of customers under coal supply arrangements and the refusal by our customers to receive coal under agreed-upon contract terms; • our ability to obtain, maintain or renew any necessary permits or rights, and our ability to mine properties due to defects in title on leasehold interests; • attracting and retaining key personnel and other employee workforce factors, such as labor relations; • funding for and changes in employee benefit obligations; • cybersecurity attacks or failures, threats to physical security, extreme weather conditions or other natural disasters; • reclamation and mine closure obligations; • utilities switching to alternative energy sources such as natural gas, renewables and coal from basins where we do not operate; • our assumptions concerning economically recoverable coal reserve estimates; • disruptions in delivery or changes in pricing from third-party vendors of key equipment and materials that are necessary for our operations, such as diesel fuel, steel products, explosives, tires and purchased coal; • failures in performance, or non-performance, of services by third-party contractors, including contract mining and reclamation contractors; • inflationary pressures on supplies and labor and significant or rapid increases in commodity prices; • railroad, barge, truck and other transportation availability, performance and costs; • disruption in third-party coal supplies; • the consummation of financing or refinancing transactions, acquisitions or dispositions and the related effects on our business and financial position; and • our indebtedness and potential future indebtedness. Forward-looking statements in this document or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this document or elsewhere. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this document may not occur. Third Party Information: This presentation, including certain forward-looking statements herein, includes information obtained from third party sources that we believe to be reliable. However, we have not independently verified this third-party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any third-party data contained in this presentation, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in detail in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to revise or update this third-party information to reflect future events or circumstances.

3 Vision, Execution & Leadership 4 Company Overview – Alpha Advantages 9 Operations and Financial Update 14 Market Analysis – Macro Environment Remains Positive 18 Conclusion: Alpha Well-Positioned for the Future 21 Appendix 23 Table of Contents

Vision, Execution & Leadership

5 Alpha Investment Thesis • Largest and Most Quality Diverse Metallurgical Coal Producer in U.S. • Portfolio of Long-Lived Metallurgical Mines and Substantial Organic Reserve Growth Opportunities • Operational Excellence: Cost Control, Safety, Environmental • Advantaged Sales & Logistics Platform Serving Both Domestic and International Markets 1 3 4 2 Investment Highlights

6 Pathway to a Pure Metallurgical Coal Portfolio 20182017 52% 86% 14% 18% 82% 2016 93% 48% 90% 55% 45% 2019 61% Thermal 2022 39% 2020 82% 18% 2021 10% 7% 2023 Met (1) Based on midpoint of guidance. (2) Targeted goal. Metallurgical Coal Shipments Expected to Account for More than 90% of the Total Volume by 2023 (1) (1) (2)

7 Cost-Efficient, Well-Managed and Robust Operating Portfolio Note: Production and reserves information as of 12/31/20. List of active mines as of 9/30/21. * Contractor mine ** Surface mine

8 Experienced Leadership Team Streamlining Decision-Making

Company Overview – Alpha Advantages

10 Alpha Snapshot (1) NYSE: AMR (1) Metrics as of 12/31/20 unless otherwise noted. (2) Alpha Natural Resources, Inc. founded in 2003. (3) As of 9/30/21. See slide 7 for list of mines and preparation plants. (4) See map on slide 13 for specific countries. (5) Since 2016.

11 12.2 7.9 6.8 5.6 1.7 0.6 Alpha Peer 3 Peer 2 Peer 1 Peer 5 Peer 4 Alpha Advantages – Most Diverse Domestic Metallurgical Producer HVA 39% HVB 24% MV 24% LV 13% Largest Domestic Met Producer (1)(2) Domestic 29% Export 71% Source: Public Company Filings (1) Includes only U.S. sourced met coal production. (2) For full-year 2020. (3) Met segment only. Well-Balanced Met Quality Mix (2) Diversified Revenue Mix (2) In M illi on s of to ns (3) 13.5 million tons Midpoint of Alpha’s 2021 Met Guidance

12 Strong Safety and Environmental Performance Continues - Maintained 99.9% compliance rate with all federal and state water quality standards since 2016 - Reclaimed ~4,800 acres and planted ~2.7 million trees since 2016 - Multiple operations in both VA and WV received awards for safety and reclamation performance - Safety and environmental performance metrics are part of the company’s incentive bonus plans 2.07 2.18 1.79 3.0 0.0 0.5 2.0 1.0 1.5 2.5 2019 2020 National Average 2.23 2021* 0.56 0.53 0.55 0.6 0.0 0.1 0.2 0.3 0.4 0.7 0.5 2019 2020 National Average 0.61 2021* Non-Fatal Days Lost (NFDL) Violations Per Inspection Day (VPID) *YTD Sept. 30, 2021 *YTD Sept. 30, 2021

13 Alpha Advantages – Largest Domestic Met Producer & Exporter Note: Map reflects the 23 countries that received Alpha shipments in 2020, plus China, a new addition in 2021.  Port of Hampton Roads (Newport News, Virginia)  65% Owned by Alpha (35% by Arch)  22 million tons of capacity (14.3 million attributable to Alpha)  1.7 million tons of ground storage (1.1 million attributable to Alpha)  Alpha exports ~60% - 75% of our met shipments DTA provides a platform for extensive worldwide exports As part of its vast portfolio of coal offerings, Alpha continues to provide customers with well known coking coal brands such as Kepler, Kingston, McClure and Marfork.

Operations and Financial Update

15 Met Segment Cost of Coal Sales Bridge With higher sales prices, our Met segment cost of coal sales are expected to increase due to royalties and taxes based on sales price. Additionally, higher labor and benefits, alongside increased costs for certain materials such as steel used in roof support and diesel fuel, are contributing to the increase between the guidance midpoints of our 2021 and 2022 Met segment cost of coal sales as roughly outlined below. $75.00 $90.00 $7.00 2022 Guidance Midpoint Supply Cost2021 Guidance Midpoint $3.00 Sales Related Labor & Benefits $5.00 Pe r t on

16 $81.9 $192.4 $154.0 $93.0 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 2018A 2019A 2020A 2021E* 2022E* 2022 Capital Expenditures – Investing in Alpha’s Future *Midpoint of Guidance $175 million* expected 2022 capex In m illi on s $55 Million* Project Investment $120 Million* Maintenance Capex

2022 Anticipated Capex Investment Projects

Alpha's 2022 Capital Expenditures guidance includes roughly $120 million* in maintenance capital, increased due to inflationary pressure on labor and supplies, and another approximately $55 million* for special investment projects to enhance our portfolio.

In addition to the table below of mine development projects, the list of anticipated projects includes various upgrades at the following Alpha prep plants:

- **Kepler Plant** *(built in 1968)*
  - Plans include updating the fine coal circuitry to better accommodate the high-quality coals it handles, as well as enhancements to existing transportation infrastructure and a new truck loading facility. These updates are expected to increase coal recovery by 80,000 incremental tons annually.
- **Marfork Plant** *(built in 1994)*
  - Plans include increasing preparation capacity to the fine coal circuitry as well as updates on the clean coal side of the plant to provide better quality segregation and shipment optimization. These upgrades will allow Alpha to handle and distribute Mid Vol coal at Marfork. These updates are expected to increase coal recovery by 80,000 incremental tons annually.

Mine Development Project	Estimated Start Time	Coal Quality	Replacement / Capacity	Plant / Complex
Glen Alum	2022	MV	Replacing Horse Creek Eagle	Marfork
Cedar Grove No. 3	2023	HV	Replacing Cedar Grove No. 2	Bandmill
Lynn Branch *(adding fourth section)*	2022 – Q1	HV	Add'l capacity of 400,000 tons annually	Bandmill

*Midpoint of Guidance

17 ALPHA METALLURGICAL RESOURCES

Market Analysis – Macro Environment Remains Positive

19 Pricing Momentum Intensifies Through 2021 Sources: Bloomberg and Platts $ / m et ric to n $90.00 $140.00 $190.00 $240.00 $290.00 $340.00 $390.00 $440.00 Metallurgical Coal Indices US High Vol A US High Vol B US Low Volatile Premium Low Vol HCC

20 Solid Global Steel Demand Growth Expected in 2021 and Beyond Sources: World Steel Association & Wood Mackenzie 2021E 1,874 1,767 1,772 1,800 1,700 1,600 1,750 1,650 1,850 20202019 2022E 1,925 +6% Global Steel Demand Projected Crude Steel Production in India through 2050 180 220 100 320 360 80 160 120 340 140 200 380 240 260 280 300 20 32 20 20 20 30 20 24 20 26 20 40 20 28 20 50 20 34 20 36 20 38 20 42 20 44 20 46 20 48 20 22 +5% CAGR In 0 00 s of m et ric to ns In 0 00 s of m et ric to ns India has accounted for ~26% of Alpha’s export sales over the past 4 years +3%

Conclusion: Alpha Well-Positioned for the Future

22 Conclusion: Alpha Plans to Harvest Benefits of Disciplined Planning 4 Has assembled a leading management team to take advantage of Alpha’s key strengths, capture market opportunities, and overcome challenges 3 Favorable asset and market position with majority DTA ownership and ability to reliably meet customer demand 2 Strategic capital investments in Alpha’s properties expected to expand, improve and streamline our operational portfolio 1 Significant reduction of long-term debt and legacy liabilities to create a stronger company • Over $75 million reduction in long-term debt and legacy liabilities in third quarter 2021, including early prepayments and repurchases • Year-to-date net surety bond reduction of over $40 million(1) • Early elimination of legacy liabilities related to water treatment and reclamation funding obligations (the LCC legacy liabilities) • Plans include development of new mines, Cedar Grove No. 3 and Glen Alum, and the fourth section in our existing Lynn Branch mine • Several upgrades are expected at Kepler and Marfork prep plants • Accelerated rebuild program to maximize equipment uptime • Assuming strong market conditions persist, return on investment is expected to be swift (1) Year to date as of 10/31/21.

Appendix

2021 Guidance (as of November 5, 2021)

Shipments (million tons)	Low	High
Metallurgical	13.0	14.0
Non-Metallurgical By-Product	1.3	1.8
Met Segment	**14.3**	**15.8**
All Other	1.3	1.7
Total Shipments	**15.6**	**17.5**

Committed / Priced Volumes(1)(2)(3)	% Committed	Average Price ($/ton)
Metallurgical – Domestic		$88.55
Metallurgical – Export		$123.02
Metallurgical Total	96%	$111.28
Non-Metallurgical By-Product	98%	$55.76
Met Segment	**96%**	**$105.45**
All Other	90%	$58.33

Cost per ton ($/ton) (4)	Low	High
Met Segment	$73.00	$77.00
All Other	$45.00	$49.00

Other Items *(US$ millions, except taxes)*	Low	High
SG&A(5)	$48	$52
Idle Operations Expense	$24	$30
Cash Interest Expense	$51	$55
DD&A	$100	$110
Capital Expenditures	$88	$98
Cash Tax Rate	0%	5%

(1) Based on committed and priced coal shipments as of October 29, 2021. Committed percentage based on the midpoint of shipment guidance range.
(2) Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
(3) Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
(4) Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward- looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
(5) Excludes expenses related to non-cash stock compensation and non-recurring expenses.

24 ALPHA METALLURGICAL RESOURCES

2022 Guidance (as of November 5, 2021)

Shipments (million tons)	Low	High
Metallurgical	14.0	15.0
Non-Metallurgical By-Product	0.8	1.2
Met Segment	**14.8**	**16.2**
All Other	0.6	0.8
Total Shipments	**15.4**	**17.0**

Committed / Priced Volumes(1)(2)(3)	% Committed	Average Price ($/ton)
Metallurgical – Domestic		$192.29
Metallurgical – Export		$226.90
Metallurgical Total	28%	$195.43
Non-Metallurgical By-Product	88%	$51.56
Met Segment	**32%**	**$169.79**
All Other	89%	$56.49

Cost per ton ($/ton) (4)	Low	High
Met Segment	$88.00	$92.00
All Other	$58.00	$62.00

Other Items *(US$ millions, except taxes)*	Low	High
SG&A(5)	$50	$54
Idle Operations Expense	$30	$40
Cash Interest Expense	$40	$45
DD&A	$90	$110
Capital Expenditures	$160	$190
Cash Tax Rate(6)	5%	15%

(1) Based on committed and priced coal shipments as of October 29, 2021. Committed percentage based on the midpoint of shipment guidance range.
(2) Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
(3) Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
(4) Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward- looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
(5) Excludes expenses related to non-cash stock compensation and non-recurring expenses.
(6) Rate assumes no further ownership change limitations on the usage of net operating losses.

25 ALPHA METALLURGICAL RESOURCES

26 Federal Net Operating Losses (NOL) and Usage Limitations Year Generated Year Expires Estimated Gross NOL Carryforward at 12/31/2020 Estimated NOL Deduction Available for Utilization in 2021 Estimated NOL Deduction Available for Utilization in 2022 2015(1) 2035 $ 1,011.0 $ 3.0 $ 1.0 2017(1) 2037 380.0 110.0 52.0 2019(2) N/A 153.3 153.3 153.3 2020(2) N/A 185.9 185.9 185.9 Total(3)(4)(5) $1,730.2 $452.2 $392.2 US $ millions (1) 2021 and 2022 estimated NOL deduction available for utilization limited by previous ownership changes under Section 382. The estimated 2017 NOL availability does not include potential increases to the Section 382 base limitation from the recognition of built-in gains. (2) The 2019 and 2020 NOLs do not expire, but their utilization is limited to 80% of taxable income. (3) 2021 and 2022 utilization availability for each NOL tranche assumes no further ownership changes occur. (4) As of September 30, 2021, the Company has recorded a valuation allowance against its deferred tax assets (including Federal NOLs). (5) NOLs available for utilization assume no further ownership change limitations.

Cash-Related Outflows Expected to Materially Decrease After 2022

Cash Outlays (US$ millions)	2021	2022	2023	2024
Acquisition Related Obligations	$8.2	$4.2	$ --	$ --
Contingent Revenue Obligations(1)	14.1	21.7	5.6	--
LCC Obligations(2)	20.4	--	--	--
Reorganization & Transaction-related Cash Outlays	**42.7**	**25.9**	**5.6**	**--**
Asset Retirement Obligations(3)	23.7	31.1	25.3	31.5
Pension Obligations(4)	6.6	4.4	2.3	7.0
Ongoing Cash Outlays	**30.3**	**35.5**	**27.6**	**38.5**
Total Cash Outlays	**$73.0**	**$61.4**	**$33.2**	**$38.5**

Cash Receipts (US$ millions)	2021
Tax Refund – 172(f) 10-year NOL Carryback(5)	$69.6
Total Cash Receipts	**$69.6**

Note: Obligations presented represent long-term liabilities related to asset retirement obligations, pension obligations, and obligations entered into as part of Contura's formation and ANR's exit from bankruptcy which are not considered part of the long-term capital structure of Alpha Metallurgical Resources as of September 30, 2021, unless otherwise noted.

(1) The contingent revenue obligation is a 5-year agreement, which began January 2018. The estimated payments above reflect the expected timing of cash paid into restricted cash escrow.

(2) Inclusive of both Lexington Coal Company (LCC) Notes Payable and LCC Water Treatment Stipulation, both of which are characterized as debt on the balance sheet. Cash flows reflect the $21.2M repayment in full of the WV allocation of the LCC Note Payable in July 2021 and the associated return of surety collateral. The final $7.7 million payment was originally due in July of 2022, but the Company negotiated the return of $14.0M of surety collateral in exchange for early repayment, which allowed the Company to eliminate that portion of the debt a year early and at a lower net cash outflow than was previously expected in 2021. $2.3M remains on the KY allocation of the LCC Note Payable, which the Company originally expected would be paid in July of 2022. In October 2021, the Company elected to repay in full, during the fourth quarter of 2021, the remaining LCC Note Payable in the amount of $2.3 million and the remaining obligation to contribute into the LCC's water treatment restricted accounts (the "LCC Water Treatment Stipulation") in the amount of $5.0 million.

(3) Cash flows exclude market risk premium and inflation.

(4) The pension obligations reflect the minimum required contributions for each year based on the Company's estimates subsequent to the recent funding relief granted under the American Rescue Plan Act ("ARPA") and the application of the recently released interest rate stabilization guidance under ARPA.

(5) During the quarter ended September 30, 2021, the Internal Revenue Service ("IRS") concluded its audit of the Company's 2016 federal income tax return and associated net operating loss ("NOL") carryback claim. Following the conclusion of the audit, the Company received the $64.2M carryback claim tax refund and $5.4M of accrued interest.

27 ALPHA METALLURGICAL RESOURCES